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                                                           EXHIBIT 21

                            List of Subsidiaries of
                        The United Illuminating Company
                        -------------------------------

                           State or Jurisdiction
 Name of                     of incorporation        Name under which
Subsidiary                    or organization     Subsidiary does business
- ----------                 ---------------------  ------------------------
Bridgeport Electric
   Company                     Delaware           Bridgeport Electric Company

Research Center, Inc.          Connecticut        Research Center, Inc.

United Energy                                     United Energy
International, Inc.            Connecticut        International, Inc.

United Resources, Inc.         Connecticut        United Resources, Inc.

Souwestcon Properties,
   Inc.*                       Connecticut        Souwestcon Properties, Inc.

Thermal Energies, Inc.*        Connecticut        Thermal Energies, Inc.

Precision Power, Inc.*         Connecticut        Precision Power, Inc.

American Payment
  Systems, Inc.*               Connecticut        American Payment Systems, Inc.

Ventana Corporation*           Connecticut        Ventana Corporation


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*Subsidiary of United Resources, Inc.
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